Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

The chart below lists all current subsidiaries of MF Global Ltd. An indentation indicates a parent subsidiary relationship. Listed subsidiaries are wholly owned by their respective parents, which are indicated in the immediately preceding level of indentation, unless otherwise noted.

NAME OF SUBSIDIARY (1)	COUNTRY OR STATE OF INCORPORATION
MF Global Finance Europe Limited	United Kingdom
MF Global Holdings Overseas Limited	United Kingdom
MF Global Mauritius Pvt Limited	Mauritius
MF Global Japan Limited	Japan
FXA Securities Limited	Japan
MF Global Holdings USA Inc.	New York
MFG USA Inc.	Illinois
MF Global Inc.	Delaware
Exchange Place Holdings LP (2)	Delaware
MF Global Capital LLC	New York
MF Global Market Services LLC	New York
MF Global Liquidity Management LLC	Delaware
MF Global Finance North America Inc.	Delaware
MF Global Finance USA Inc.	New York
MF Global FX Clear LLC	New York
MFG 717 Fifth Avenue Inc.	New York
U.S. Futures Exchange LLC (3)	Delaware
MF Global Australia Limited	Australia
BrokerOne Pty Limited	Australia
MF Global Securities Australia Limited	Australia
MF Global Overseas Limited	United Kingdom
4298632 Canada Limited	Canada
MF Global Canada Co.	Canada
Polaris MF Global Futures Co. Limited (4)	Taiwan
MF Global India Pvt Limited	India
MF Global Capital Services India Pvt Limited	India
MF Global Centralised Services India Pvt Limited	India
MF Global Sify Securities India Pvt Limited (5)	India
MF Global Capital India Pvt Limited	India
MF Global Commodities India Pvt Limited	India
MF Global Middle East DMCC	Dubai
MF Global Singapore Pte. Limited	Singapore
MF Global Holdings Europe Limited	United Kingdom
MF Global Paris Consultants Limited	United Kingdom
MF Global SA	France
MF Global Securities Limited (6)	United Kingdom
MF Global UK Services Limited	United Kingdom
MF Global UK Limited	United Kingdom
MFG Nominees Limited	United Kingdom
GNI Holdings Limited	United Kingdom
GNI Limited	United Kingdom
Clachan Nominees Limited	United Kingdom
MF Global Limited	United Kingdom
Botolph Nominees Limited	United Kingdom
Choice Gaming Limited	United Kingdom
Choice Odds Limited	United Kingdom
MF Global Holdings HK Limited	Hong Kong
MF Global Futures HK Limited	Hong Kong
MF Global Securities HK Limited	Hong Kong
MF Global Foreign Exchange HK Limited	Hong Kong

(1)	The names of these subsidiaries are as of June 3, 2008.

(2)	23.86% owned by MF Global Inc.

(3)	46.184% owned by MF Global Holdings USA Inc.

(4)	19.5% owned by MF Global Overseas Limited.

(5)	70.15% owned by MF Global Overseas Limited.

(6)	90.992% owned by MF Global Holdings Europe Limited.